Exhibit 99.1

                 Milacron's Q3-06 Results in Line with Guidance

                          Revenues Up 9% From Year Ago


     CINCINNATI--(BUSINESS WIRE)--Nov. 3, 2006--Milacron Inc. (NYSE: MZ), a leading global supplier of plastics-processing technologies and industrial fluids, today reported third-quarter results in line with its August 3 guidance.

     Consolidated Results

     For the quarter ended September 30, 2006, Milacron incurred a net loss of $7.2 million, or $0.20 per diluted share, which included $2.9 million in restructuring charges. This compared to a net loss of $6.9 million, or $0.18 per diluted share, in the third quarter of 2005, which included an after tax gain of $0.7 million from discontinued operations.

     Manufacturing margins in the third quarter improved to 18.7% from 17.5% in the year-ago quarter, primarily as a result of better pricing and cost-reduction initiatives.

     Sales for the third quarter were $209 million, up 9% over last year's $191 million. New orders of $201 million were up 5% from $191 million in the third quarter of 2005.

     Cash on hand at the end of the quarter was $36 million, and Milacron had approximately $36 million available for borrowing under its asset-based revolving credit facility. Despite making a $30 million voluntary advance contribution to its U.S. defined benefit plan in September, the company's liquidity (cash plus borrowing availability) stood at $72 million at the end of the quarter, down only $6 million from the prior quarter. Credit for this pre-payment, which was funded primarily through asset liquidations and disposals, will eliminate the requirement for any contributions to this plan in 2007.

     "We are making progress on several fronts," said Ronald D. Brown, chairman, president and chief executive officer. "In the third quarter, we satisfied a significant pension funding obligation with limited impact on our liquidity. We further expanded our aftermarket sales and our presence in emerging markets. And we are on track to complete the bulk of our previously announced consolidation by year-end, with full benefits expected in 2007. We must continue to build on this progress going forward," he said.

     Consolidation Plan

     Milacron's consolidation plan, which calls for streamlining the organization and reducing the overall cost structure, is on track for completion by early 2007. In total, the restructuring actions are expected to result in charges of approximately $18 million, of which about $13 million will be in cash, spread over 2006 and the first half of 2007. The plan is projected to generate up to $15 million in annualized savings, of which $4 million to $5 million is expected to be realized in 2006.

     Segment Results

     Machinery Technologies-North America (machinery and related parts and services for injection molding, blow molding and extrusion supplied from North America, India and China) Boosted by higher shipments of injection molding machines, sales rose to $106 million, up 22% over sales of $87 million in the same period last year. Segment earnings rose to $6.0 million from $4.3 million in the year-ago quarter. New business increased across the board for injection molding, blow molding and extrusion equipment, climbing 19% to $106 million from $89 million, aided in part by orders received at NPE 2006, the major triennial plastics industry trade show held this summer.

     Machinery Technologies-Europe (machinery and related parts and services for injection molding and blow molding supplied from Europe) As demand in Western Europe remained soft, third-quarter new orders of $31 million were down from $34 million in the year-ago quarter. Aided by favorable currency translation effects, however, sales of $40 million were up from $37 million in the third quarter of 2005. Additional expenses incurred in the implementation of a new ERP (enterprise resource planning) system during the quarter were offset by restructuring benefits, as the segment narrowed its operating loss to $0.7 million from $1.5 million a year ago.

     Mold Technologies (mold bases and related parts and services, as well as maintenance, repair and operating supplies for injection molding worldwide) Softness in the North American market, particularly in the automotive sector, led to a sales decline in the third quarter to $38 million from $41 million a year ago. Benefits from restructuring as well as other cost reductions reduced losses of $0.7 million a year ago to breakeven for the quarter.

     Industrial Fluids (water-based and oil-based coolants, lubricants and cleaners for metalcutting and metalforming operations worldwide) Improved pricing in North America and Western Europe helped boost sales and earnings. Sales were $29 million, up $2 million over the third quarter of 2005. Segment earnings of $1.9 million, up slightly from $1.8 million a year ago, were held back in part by additional expenses associated with expanding distribution in emerging markets and continued raw material cost increases.

     Dividends

     Milacron declared two quarterly dividends of $1.00 per share each ($2.00 total) on its 4% Cumulative Preferred Stock, the accrued September 2006 dividend and the December 2006 dividend, both payable on December 1 to the holders of record on November 17. The company continues to accrue dividends on its 6% Series B Convertible Preferred Stock. No dividends were declared on its common stock. Milacron currently has outstanding: 60,000 shares of 4% Cumulative Preferred Stock, 500,000 shares of 6% Series B Convertible Preferred Stock, and approximately 52 million shares of common stock.

     Outlook

     "In the fourth quarter, we could see slightly lower net results compared to the third quarter due to higher restructuring costs," Brown said.

     "Longer term, Milacron's outlook remains positive. For 2007, we are planning on 4% to 5% top-line growth overall. We expect growth outside U.S. and Western European markets to exceed this rate, as we continue to expand our global presence. Greater sales volume, improved pricing, incremental restructuring benefits and other cost reductions should lead to better margins," he said.

     The forward-looking statements above by their nature involve risks and uncertainties that could significantly impact operations, markets, products and expected results. For further information please refer to the Cautionary Statement included in the company's most recent Form 10-Q on file with the Securities and Exchange Commission.

     Investor Conference Call

     Today at 1:00 p.m. EST, Milacron will hold an open investor conference call, which can be accessed live at www.milacron.com. The dial-in number for those interested in asking questions is (913) 981-5592 or (888) 202-2422. A recording of the conference call will be available from 4:00 p.m. today through midnight November 10 on Milacron's website or by phone: (719) 457-0820 or (888) 203-1112 and providing the access code: 5936364.

     First incorporated in 1884, Milacron is a leading global supplier of plastics-processing technologies and industrial fluids, with major manufacturing facilities in North America, Europe and Asia. For further information, visit www.milacron.com or call Milacron's toll-free investor line: (800) 909-6452.

Milacron Inc. and Subsidiaries

                                               Third Quarter 2006

----------------------------------------------------------------------
                                               Three Months Ended
                                                  September 30,
                                           ---------------------------
                                               2006          2005
----------------------------------------------------------------------

Sales                                      $209,125,000  $190,725,000

Loss from continuing operations              (7,186,000)   (7,589,000)
     Per Share
       Basic                                      (0.20)        (0.20)
       Diluted                                    (0.20)        (0.20)

Earnings from discontinued operations                 -       724,000
     Per Share
       Basic                                          -          0.02
       Diluted                                        -          0.02

Net loss                                     (7,186,000)   (6,865,000)
     Per Share
       Basic                                      (0.20)        (0.18)
       Diluted                                    (0.20)        (0.18)


Common shares
     Weighted average outstanding for
      basic EPS                              48,424,000    47,706,000
     Weighted average outstanding for
      diluted EPS                            48,424,000    47,706,000
     Outstanding at quarter end              51,647,000    49,933,000


----------------------------------------------------------------------
                                                Nine Months Ended
                                                  September 30,
                                           ---------------------------
                                               2006          2005
----------------------------------------------------------------------

Sales                                      $622,644,000  $591,842,000

Loss from continuing operations             (31,092,000)  (21,036,000)
     Per Share
       Basic                                      (0.79)        (0.54)
       Diluted                                    (0.79)        (0.54)

Earnings from discontinued operations            17,000     1,316,000
     Per Share
       Basic                                       0.00          0.03
       Diluted                                     0.00          0.03

Net loss                                    (31,075,000)  (19,720,000)
     Per Share
       Basic                                      (0.79)        (0.51)
       Diluted                                    (0.79)        (0.51)


Common shares
     Weighted average outstanding for
      basic EPS                              48,215,000    47,607,000
     Weighted average outstanding for
      diluted EPS                            48,215,000    47,607,000
     Outstanding at quarter end              51,647,000    49,933,000


--------------------------------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.

Consolidated Earnings
Milacron Inc. and Subsidiaries

                                              Third Quarter 2006

----------------------------------------------------------------------
(In millions, except per-share data)    Three Months    Nine Months
                                            Ended           Ended
                                        September 30,   September 30,
                                       --------------- ---------------
                                        2006    2005    2006    2005
------------------------------------------------------ ---------------

Sales                                  $209.1  $190.7  $622.6  $591.8
Cost of products sold                   169.8   157.3   509.0   488.4
Cost of products sold related to
 restructuring (a)                        0.1       -     0.5       -
                                       ------- ------- ------- -------
   Total cost of products sold          169.9   157.3   509.5   488.4
                                       ------- ------- ------- -------
   Manufacturing margins                 39.2    33.4   113.1   103.4
      Percent of sales                   18.7%   17.5%   18.2%   17.5%

Other costs and expenses
   Selling and administrative            35.3    31.3   107.8    98.5
   Restructuring costs (a)                2.8     0.1    11.8     0.8
   Other (income) expense - net           0.6     1.3    (0.4)    0.5
                                       ------- ------- ------- -------
      Total other costs and expenses     38.7    32.7   119.2    99.8
                                       ------- ------- ------- -------

Operating earnings (loss)                 0.5     0.7    (6.1)    3.6

Interest expense - net                   (6.8)   (7.7)  (22.3)  (22.9)
                                       ------- ------- ------- -------

Loss from continuing operations
 before income taxes                     (6.3)   (7.0)  (28.4)  (19.3)

Provision for income taxes                0.9     0.6     2.7     1.8
                                       ------- ------- ------- -------

Loss from continuing operations          (7.2)   (7.6)  (31.1)  (21.1)

Discontinued operations - net of
 income taxes (b)                           -     0.7       -     1.3
                                       ------- ------- ------- -------

Net loss                               $ (7.2) $ (6.9) $(31.1) $(19.8)
                                       ======= ======= ======= =======

Loss per common share - basic and
 diluted
      Continuing operations            $(0.20) $(0.20) $(0.79) $(0.54)
      Discontinued operations               -    0.02       -    0.03
                                       ------- ------- ------- -------
         Net loss                      $(0.20) $(0.18) $(0.79) $(0.51)
                                       ======= ======= ======= =======


(a) In 2006, represents costs related to the consolidation of the global mold technologies and European plastics machinery businesses to reduce their cost structures and improve customer service. In 2005, represents costs related to initiatives to reduce operating and administrative costs.

(b) In 2005, represents adjustments of reserves related to prior divestitures.

-------------------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.


Consolidated Balance Sheets
Milacron Inc. and Subsidiaries

                                                 Third Quarter 2006

----------------------------------------------------------------------
(In millions)                              September 30, September 30,
                                               2006          2005
----------------------------------------------------------------------

Assets
Cash and cash equivalents                      $   35.7      $   48.3
Notes and accounts receivable-net                 118.2         117.3
Inventories                                       178.5         162.1
Other current assets                               42.0          47.4
                                           ------------- -------------
       Total current assets                       374.4         375.1
Property, plant and equipment - net               114.0         116.0
Goodwill                                           86.1          84.5
Other noncurrent assets                            87.6         109.2
                                           ------------- -------------
       Total assets                            $  662.1      $  684.8
                                           ============= =============

Liabilities and shareholders' equity
 (deficit)
Short-term borrowings and long-term debt
 due within one year (a)                       $   22.4      $    4.5
Trade accounts payable and advance
 billings and deposits                             99.9          94.6
Accrued and other current liabilities              88.4          92.7
                                           ------------- -------------
       Total current liabilities                  210.7         191.8
Long-term accrued liabilities                     241.1         244.7
Long-term debt                                    232.2         234.0
Shareholders' equity (deficit)                    (21.9)         14.3
                                           ------------- -------------
       Total liabilities and
        shareholders' equity (deficit)         $  662.1      $  684.8
                                           ============= =============


(a) In 2006, $17.4 million was drawn against the revolving credit facility. In 2005, $.8 million was drawn against the revolving credit facility. Outstanding letters of credit were $8.1 million in 2006 and $10.3 million in 2005.

-------------------------------------------
Note: These statements are unaudited and subject to year-end adjustments.


Consolidated Cash Flows
Milacron Inc. and Subsidiaries
                                              Third Quarter 2006

----------------------------------------------------------------------
(In millions)                           Three Months    Nine Months
                                             Ended          Ended
                                        September 30,   September 30,
                                        -------------- ---------------
                                         2006    2005   2006    2005
------------------------------------------------------ ---------------

Increase (decrease) in cash and cash
 equivalents
Operating activities cash flows
   Net Loss                             $ (7.2) $(6.9) $(31.1) $(19.8)
   Discontinued operations - net of
    income taxes                             -   (0.7)      -    (1.3)
   Depreciation and amortization           4.2    4.4    12.5    13.5
   Restructuring costs                     2.9    0.1    12.3     0.8
   Working capital changes
        Notes and accounts receivable      1.8   10.3     2.4    13.6
        Inventories                       (1.9)  (2.0)  (14.5)  (13.4)
        Other current assets               1.3   (0.7)    3.0     1.3
        Trade accounts payable            (6.7)   1.5    (1.2)   (0.6)
        Other current liabilities          9.2    5.4     1.2    (1.4)
   Deferred income taxes and other -
    net                                  (18.3)   3.4    (3.0)   13.2
                                        ------- ------ ------- -------
        Net cash provided (used) by
         operating activities            (14.7)  14.8   (18.4)    5.9

Investing activities cash flows
   Capital expenditures                   (2.7)  (3.7)  (10.3)   (7.0)
   Net disposals of property, plant
    and equipment                          2.1      -     2.1     2.1
   Divestiture                               -    0.3       -     0.3
                                        ------- ------ ------- -------
        Net cash used by investing
         activities                       (0.6)  (3.4)   (8.2)   (4.6)

Financing activities cash flows
   Repayments of long-term debt           (0.4)  (0.4)   (1.4)   (4.6)
   Increase (decrease) in short-term
    borrowings                             9.4    1.1    15.5    (9.4)
   Debt issuance costs                       -      -       -    (0.6)
   Costs of 2004 rights offering             -      -       -    (1.1)
   Dividends paid                            -   (1.6)   (0.1)   (4.7)
                                        ------- ------ ------- -------
        Net cash provided (used) by
         financing activities              9.0   (0.9)   14.0   (20.4)

Effect of exchange rate fluctuations
 on cash and cash equivalents              0.1    0.4     2.6    (1.8)
                                        ------- ------ ------- -------
Increase (decrease) in cash and cash
 equivalents                              (6.2)  10.9   (10.0)  (20.9)

Cash and cash equivalents at beginning
 of period                                41.9   37.4    45.7    69.2

                                        ------- ------ ------- -------
Cash and cash equivalents at end of
 period                                 $ 35.7  $48.3  $ 35.7  $ 48.3
                                        ======= ====== ======= =======



------------------------------------------------------
Note: These statements are unaudited and subject to year-end adjustments.


Segment and Supplemental Information
Milacron Inc. and Subsidiaries

                                               Third Quarter 2006

----------------------------------------------------------------------
(In millions)                           Three Months    Nine Months
                                            Ended           Ended
                                        September 30,   September 30,
                                       --------------- ---------------
                                        2006    2005    2006    2005
------------------------------------------------------ ---------------

Machinery technologies North America
  Sales                                $105.7  $ 86.7  $306.7  $269.2
  Operating cash flow (a)                 7.5     5.8    16.4    15.9
  Segment earnings                        6.0     4.3    11.9    11.0
     Percent of sales                     5.7%    5.0%    3.9%    4.1%
  New orders                            105.7    89.2   312.2   284.8

Machinery technologies Europe
  Sales                                $ 39.8  $ 36.8  $116.0  $112.6
  Operating cash flow (a)                 0.3    (0.5)   (1.5)   (1.2)
  Segment loss                           (0.7)   (1.5)   (4.2)   (4.1)
     Percent of sales                    -1.8%   -4.1%   -3.6%   -3.6%
  New orders                             30.9    34.2   113.8   112.3

Mold technologies
  Sales                                $ 37.7  $ 40.6  $121.1  $129.3
  Operating cash flow (a)                 1.3     0.7     6.2     6.5
  Segment earnings (loss)                   -    (0.7)    2.1     2.2
     Percent of sales                     0.0%   -1.7%    1.7%    1.7%
  New orders                             37.7    40.7   119.9   129.2

Eliminations
  Sales                                $ (3.2) $ (0.5) $ (9.3) $ (1.5)
  New orders                             (2.7)   (0.4)   (8.2)   (1.3)

     Total plastics technologies
       Sales                           $180.0  $163.6  $534.5  $509.6
       Operating cash flow (a)            9.1     6.0    21.1    21.2
       Segment earnings                   5.3     2.1     9.8     9.1
          Percent of sales                2.9%    1.3%    1.8%    1.8%
       New orders                       171.6   163.7   537.7   525.0

Industrial fluids
  Sales                                $ 29.1  $ 27.1  $ 88.1  $ 82.2
  Operating cash flow (a)                 2.2     2.2     7.8     6.5
  Segment earnings                        1.9     1.8     6.7     5.1
     Percent of sales                     6.5%    6.6%    7.6%    6.2%
  New orders                             29.1    27.1    88.1    82.3

Total continuing operations
  Sales                                $209.1  $190.7  $622.6  $591.8
  Operating cash flow (a)                 7.6     5.2    18.7    17.9
  Segment earnings                        7.2     3.9    16.5    14.2
  Restructuring costs (b)                (2.9)   (0.1)  (12.3)   (0.8)
  Corporate expenses                     (3.6)   (3.0)  (10.0)   (9.5)
  Other unallocated expenses             (0.2)   (0.1)   (0.3)   (0.3)
                                       ------- ------- ------- -------
  Operating earnings (loss)               0.5     0.7    (6.1)    3.6
     Percent of sales                     0.2%    0.4%   -1.0%    0.6%
  New orders                            200.7   190.8   625.8   607.3
  Ending backlog                         98.5    99.6    98.5    99.6

(a) Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before restructuring costs.

(b) In 2006, represents costs related to the consolidation of the global mold technologies and European plastics machinery businesses to reduce their cost structures and improve customer service. In 2005, represents costs related to initiatives to reduce operating and administrative costs.

-------------------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.


Reconciliation of Earnings to Operating Cash Flows
Milacron Inc. and Subsidiaries

                                                Third Quarter 2006

----------------------------------------------------------------------
(In millions)                            Three Months   Nine Months
                                             Ended          Ended
                                         September 30,  September 30,
                                         ------------- ---------------
                                          2006   2005   2006    2005
------------------------------------------------------ ---------------

Machinery technologies North America
 Segment earnings                        $ 6.0  $ 4.3  $ 11.9  $ 11.0
 Depreciation and amortization             1.5    1.5     4.5     4.9
                                         ------ ------ ------- -------
 Operating cash flow                       7.5    5.8    16.4    15.9

Machinery technologies Europe
 Segment loss                            $(0.7) $(1.5) $ (4.2) $ (4.1)
 Depreciation and amortization             1.0    1.0     2.7     2.9
                                         ------ ------ ------- -------
 Operating cash flow                       0.3   (0.5)   (1.5)   (1.2)

Mold technologies
 Segment earnings (loss)                 $   -  $(0.7) $  2.1  $  2.2
 Depreciation and amortization             1.3    1.4     4.1     4.3
                                         ------ ------ ------- -------
 Operating cash flow                       1.3    0.7     6.2     6.5

     Total plastics technologies
      Segment earnings                   $ 5.3  $ 2.1  $  9.8  $  9.1
      Depreciation and amortization        3.8    3.9    11.3    12.1
                                         ------ ------ ------- -------
      Operating cash flow                  9.1    6.0    21.1    21.2

Industrial fluids
 Segment earnings                        $ 1.9  $ 1.8  $  6.7  $  5.1
 Depreciation and amortization             0.3    0.4     1.1     1.4
                                         ------ ------ ------- -------
 Operating cash flow                       2.2    2.2     7.8     6.5

Total continuing operations
 Net Loss                                $(7.2) $(6.9) $(31.1) $(19.8)
 Discontinued operations - net of income
  taxes (a)                                  -   (0.7)      -    (1.3)
 Provision for income taxes                0.9    0.6     2.7     1.8
 Interest expense - net                    6.8    7.7    22.3    22.9
 Restructuring costs (b)                   2.9    0.1    12.3     0.8
 Depreciation and amortization             4.2    4.4    12.5    13.5
                                         ------ ------ ------- -------
 Operating cash flow                     $ 7.6  $ 5.2  $ 18.7  $ 17.9
                                         ====== ====== ======= =======


(a) In 2005, represents adjustments of reserves related to prior divestitures.

(b) In 2006, represents costs related to the consolidation of the global mold technologies and European plastics machinery businesses to reduce their cost structures and improve customer service. In 2005, represents costs related to initiatives to reduce operating and administrative costs.

-------------------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.


Historical Information

----------------------------------------------------------------------
(In millions, except per-share data)

                                              2005
                             -----------------------------------------
                              Qtr 1    Qtr 2   Qtr 3   Qtr 4   Year
----------------------------------------------------------------------

Sales                         $192.3  $208.8  $190.7  $217.1  $808.9
Cost of products sold          160.1   171.0   157.3   174.7   663.1
Cost of products sold related
 to restructuring                  -       -       -       -       -
                             -------- ------- ------- ------- --------
    Total cost of products
     sold                      160.1   171.0   157.3   174.7   663.1
                             -------- ------- ------- ------- --------

  Manufacturing margins         32.2    37.8    33.4    42.4   145.8

Other costs and expenses
  Selling and administrative    33.5    33.7    31.3    35.3   133.8
  Refinancing costs                -       -       -       -       -
  Restructuring costs (a)        0.4     0.3     0.1     0.8     1.6
  Other - net                   (1.0)    0.2     1.3    (0.1)    0.4
                             -------- ------- ------- ------- --------
    Total other costs and
     expenses                   32.9    34.2    32.7    36.0   135.8
                             -------- ------- ------- ------- --------

Operating earnings (loss)       (0.7)    3.6     0.7     6.4    10.0

Interest expense - net          (8.2)   (7.0)   (7.7)   (7.4)  (30.3)
                             -------- ------- ------- ------- --------

Loss from continuing
 operations before income
 taxes                          (8.9)   (3.4)   (7.0)   (1.0)  (20.3)

Provision (benefit) from
 income taxes                    0.2     1.0     0.6    (5.6)   (3.8)
                             -------- ------- ------- ------- --------

Earnings (loss) from
 continuing operations          (9.1)   (4.4)   (7.6)    4.6   (16.5)

Discontinued operations - net
 of income taxes (b)
  Loss from operations             -       -       -       -       -
  Net gain on divestitures         -     0.6     0.7     1.2     2.5
                             -------- ------- ------- ------- --------
    Total discontinued
     operations                    -     0.6     0.7     1.2     2.5

                             -------- ------- ------- ------- --------
Net earnings (loss)            $(9.1)  $(3.8)  $(6.9)   $5.8  $(14.0)
                             ======== ======= ======= ======= ========

Earnings (loss) per common
 share
  Basic
    Continuing operations     $(0.22) $(0.12) $(0.20)  $0.06  $(0.47)
    Discontinued operations        -    0.01    0.02    0.03    0.05
                             -------- ------- ------- ------- --------
      Net earnings (loss)     $(0.22) $(0.11) $(0.18)  $0.09  $(0.42)
                             ======== ======= ======= ======= ========
  Diluted
    Continuing operations     $(0.22) $(0.12) $(0.20)  $0.04  $(0.47)
    Discontinued operations        -    0.01    0.02    0.01    0.05
                             -------- ------- ------- ------- --------
       Net earnings (loss)    $(0.22) $(0.11) $(0.18)  $0.05  $(0.42)
                             ======== ======= ======= ======= ========


                                                    2006
                                       -------------------------------
                                        Qtr 1   Qtr 2   Qtr 3   Year
----------------------------------------------------------------------

Sales                                  $202.4  $211.1  $209.1  $622.6
Cost of products sold                   168.8   170.4   169.8 509.0
Cost of products sold related to
 restructuring                              -     0.4     0.1     0.5
                                       ------- ------- ------- -------
    Total cost of products sold         168.8   170.8   169.9   509.5
                                       ------- ------- ------- -------

  Manufacturing margins                  33.6    40.3    39.2   113.1

Other costs and expenses
  Selling and administrative             34.2    38.3    35.3   107.8
  Refinancing costs                         -       -       -       -
  Restructuring costs (a)                 0.6     8.4     2.8    11.8
  Other - net                            (0.1)   (0.9)    0.6    (0.4)
                                       ------- ------- ------- -------
    Total other costs and expenses       34.7    45.8    38.7   119.2
                                       ------- ------- ------- -------

Operating earnings (loss)                (1.1)   (5.5)    0.5    (6.1)

Interest expense - net                   (7.6)   (7.9)   (6.8)  (22.3)
                                       ------- ------- ------- -------

Loss from continuing operations before
 income taxes                            (8.7)  (13.4)   (6.3)  (28.4)

Provision (benefit) from income taxes     0.9     0.9     0.9     2.7
                                       ------- ------- ------- -------

Earnings (loss) from continuing
 operations                              (9.6)  (14.3)   (7.2)  (31.1)

Discontinued operations - net of
 income taxes (b)
  Loss from operations                      -       -       -       -
  Net gain on divestitures                  -       -       -       -
                                       ------- ------- ------- -------
    Total discontinued operations           -       -       -       -

                                       ------- ------- ------- -------
Net earnings (loss)                     $(9.6) $(14.3)  $(7.2) $(31.1)
                                       ======= ======= ======= =======

Earnings (loss) per common share
  Basic
    Continuing operations              $(0.25) $(0.34) $(0.20) $(0.79)
    Discontinued operations                 -       -       -       -
                                       ------- ------- ------- -------
      Net earnings (loss)              $(0.25) $(0.34) $(0.20) $(0.79)
                                       ======= ======= ======= =======
  Diluted
    Continuing operations              $(0.25) $(0.34) $(0.20) $(0.79)
    Discontinued operations                 -       -       -       -
                                       ------- ------- ------- -------
       Net earnings (loss)             $(0.25) $(0.34) $(0.20) $(0.79)
                                       ======= ======= ======= =======


(a) In 2006, represents costs related to the consolidation of the global mold technologies and European plastics machinery businesses to reduce their cost structures and improve customer service. In 2005, represents costs related to initiatives to reduce operating and administrative costs.

(b) In 2005, represents adjustments of reserves related to prior divestitures.

----------------------------------------------------------------


Historical Segment and Supplemental Information


----------------------------------------------------------------------
(In Millions)

                                                2005
                               ---------------------------------------
                                Qtr 1   Qtr 2   Qtr 3   Qtr 4   Year
----------------------------------------------------------------------

Machinery technologies North
 America
    Sales                       $87.1   $95.4   $86.7  $107.3  $376.5
    Operating cash flow (a)       3.5     6.5     5.8     7.8    23.6
    Segment earnings              1.9     4.9     4.3     6.2    17.3
    New orders                   94.9   100.7    89.2    97.9   382.7

Machinery technologies Europe
    Sales                       $34.3   $41.5   $36.8   $36.9  $149.5
    Operating cash flow (a)      (1.2)    0.6    (0.5)    0.4    (0.7)
    Segment loss                 (2.2)   (0.5)   (1.5)   (0.8)   (5.0)
    New orders                   35.4    42.7    34.2    40.3   152.6

Mold technologies
    Sales                       $44.2   $44.4   $40.6   $44.2  $173.4
    Operating cash flow (a)       3.7     2.1     0.7     3.4     9.9
    Segment earnings (loss)       2.3     0.7    (0.7)    1.6     3.9
    New orders                   45.1    43.4    40.7    44.5   173.7

Eliminations
    Sales                       $(0.3)  $(0.6)  $(0.5)  $(1.3)  $(2.7)
    New orders                   (0.4)   (0.5)   (0.4)   (1.0)   (2.3)

  Total plastics technologies
    Sales                      $165.3  $180.7  $163.6  $187.1  $696.7
    Operating cash flow (a)       6.0     9.2     6.0    11.6    32.8
    Segment earnings              2.0     5.1     2.1     7.0    16.2
    New orders                  175.0   186.3   163.7   181.7   706.7

Industrial fluids
    Sales                       $27.0   $28.1   $27.1   $30.0  $112.2
    Operating cash flow (a)       1.9     2.4     2.2     3.9    10.4
    Segment earnings              1.4     1.9     1.8     3.6     8.7
    New orders                   27.0    28.2    27.1    29.8   112.1

Total continuing operations
    Sales                      $192.3  $208.8  $190.7  $217.1  $808.9
    Operating cash flow (a)       4.2     8.5     5.2    12.1    30.0
    Segment earnings              3.4     7.0     3.9    10.6    24.9
    Restructuring costs (b)      (0.4)   (0.3)   (0.1)   (0.8)   (1.6)
    Corporate expenses           (3.5)   (3.0)   (3.0)   (3.3)  (12.8)
    Other unallocated expenses   (0.2)   (0.1)   (0.1)   (0.1)   (0.5)
                               ------- ------- ------- ------- -------
    Operating earnings (loss)    (0.7)    3.6     0.7     6.4    10.0
       Percent of sales          -0.4%    1.7%    0.4%    2.9%    1.2%
    New orders                  202.0   214.5   190.8   211.5   818.8
    Ending backlog               96.0    99.2    99.6    92.7    92.7


                                                    2006
                                       -------------------------------
                                        Qtr 1   Qtr 2   Qtr 3   Year
----------------------------------------------------------------------

Machinery technologies North America
    Sales                               $94.1  $106.9  $105.7  $306.7
    Operating cash flow (a)               2.9     6.0     7.5    16.4
    Segment earnings                      1.4     4.5     6.0    11.9
    New orders                          114.0    92.5   105.7   312.2

Machinery technologies Europe
    Sales                               $36.3   $39.9   $39.8  $116.0
    Operating cash flow (a)              (1.6)   (0.2)    0.3    (1.5)
    Segment loss                         (2.4)   (1.2)   (0.7)   (4.2)
    New orders                           40.0    42.9    30.9   113.8

Mold technologies
    Sales                               $44.4   $38.9   $37.7  $121.1
    Operating cash flow (a)               3.3     1.6     1.3     6.2
    Segment earnings (loss)               1.9     0.3       -     2.1
    New orders                           43.7    38.5    37.7   119.9

Eliminations
    Sales                               $(2.1)  $(3.9)  $(3.2)  $(9.3)
    New orders                           (2.3)   (3.2)   (2.7)   (8.2)

  Total plastics technologies
    Sales                              $172.7  $181.8  $180.0  $534.5
    Operating cash flow (a)               4.6     7.4     9.1    21.1
    Segment earnings                      0.9     3.6     5.3     9.8
    New orders                          195.4   170.7   171.6   537.7

Industrial fluids
    Sales                               $29.7   $29.3   $29.1   $88.1
    Operating cash flow (a)               2.3     3.3     2.2     7.8
    Segment earnings                      1.9     2.9     1.9     6.7
    New orders                           29.7    29.3    29.1    88.1

Total continuing operations
    Sales                              $202.4  $211.1  $209.1  $622.6
    Operating cash flow (a)               3.6     7.5     7.6    18.7
    Segment earnings                      2.8     6.5     7.2    16.5
    Restructuring costs (b)              (0.6)   (8.8)   (2.9)  (12.3)
    Corporate expenses                   (3.3)   (3.1)   (3.6)  (10.0)
    Other unallocated expenses              -    (0.1)   (0.2)   (0.3)
                                       ------- ------- ------- -------
    Operating earnings (loss)            (1.1)   (5.5)    0.5    (6.1)
       Percent of sales                  -0.5%   -2.6%    0.2%   -1.0%
    New orders                          225.1   200.0   200.7   625.8
    Ending backlog                      116.2   106.8    98.5    98.5


(a) Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before restructuring costs.

(b) In 2006, represents costs related to the consolidation of the global mold technologies and European plastics machinery businesses to reduce their cost structures and improve customer service. In 2005, represents costs related to initiatives to reduce operating and administrative costs.

-------------------------------------------------------


                                             Updated: November 3, 2006


Note: The amounts below are approximate working estimates, around which an even wider range of numbers could be used for financial modeling purposes. These estimates, by their nature, involve a great number of risks and uncertainties. Actual results may differ as these risks and uncertainties could significantly impact the company's markets, products, and operations. For further information please refer to the Cautionary Statement included in Item 2 of the company's most recent Form 10-Q on file with the Securities and Exchange Commission.

----------------------------------------------------------------------
                                      Quarter Ended      Year Ended
                                     ---------------- ----------------
(In millions, except Earnings per     Dec. 31, 2006    Dec. 31, 2006
 Share)
----------------------------------------------------------------------

Projected profit & loss items
   Sales (1)                              $204 - 216       $827 - 839
        Total plastics technologies        175 - 185        710 - 720
        Industrial fluids                    29 - 31        117 - 119
   Segment earnings
        Total plastics technologies            5 - 8          15 - 18
        Industrial fluids                      2 - 3           9 - 10
   Corporate expenses                          3 - 4          13 - 14
   Interest expense - net                  7.5 - 8.5          30 - 31
   Provision for income taxes                      1                4
   Restructuring costs                         4 - 7          16 - 19
   Loss after tax (2)                      (14) - (5)      (44) - (35)
   Average shares outstanding -
    basic                                    48 - 49          48 - 49
   Average shares outstanding -
    diluted                                106 - 107        106 - 107
   Earnings Per Share                $(0.33) - (0.14) $(1.12) - (0.93)

Projected cash flow & balance sheet
 items
   Depreciation                                4 - 5          17 - 18
   Primary working capital - increase
    (decrease) (3)                         (7) - (12)           6 - 1
   Cash pension contribution                       0               33
   Liquidations and disposals                  0 - 3          19 - 22
   Capital expenditures                        3 - 4          13 - 14
   Cash interest                             13 - 14          27 - 28
   Cash dividends                         less than 1      less than 1
   Cash tax refunds (payments)               (1) - 0            1 - 2
   Cash restructuring                          3 - 4           9 - 10

 1 Year ended Dec. 31, 2006 increased over the year ago period due to the strengthening of the Euro of approximately $1 million, quarter ended Dec. 31, 2006 decreased over the year ago quarter by less than $1 million due to the weakening of the Euro.

 2 Includes $2.8 million and $12.9 million of expenses related to the U.S. defined benefit plan in quarter ended Dec. 31, 2006 and year ended Dec. 31, 2006, respectively (versus $3.1 million and $12.3 million in quarter ended Dec. 31, 2005 and year ended Dec. 31 2005, respectively).
   Includes $0.9 million and $4.8 million of expenses related to Sarbanes-Oxley compliance in the quarter ended Dec. 31, 2006 and the year ended Dec. 31, 2006, respectively (versus $1.9 million and $7.3 million in quarter ended Dec. 31, 2005 and year ended Dec. 31, 2005, respectively).

 3 inventory + receivables - trade payables - advance billings

Comments & explanations

Assumes quarter ended Sept. 30, 2006 foreign exchange rates (e.g., USD/EUR = 1.265800), and no further acquisitions or divestitures.


    CONTACT: Milacron Inc.
             Al Beaupre, 513-487-5918
             albert.beaupre@milacron.com